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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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The Smith & Wollensky Restaurant Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
1114 FIRST AVENUE
NEW YORK, NY 10021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 22, 2003

TO THE STOCKHOLDERS OF THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.:

        Notice is hereby given that the Annual Meeting of Stockholders of The Smith & Wollensky Restaurant Group, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, May 22, 2003, at 10:00 a.m., New York City time, at Park Avenue Cafe, 100 East 63rd Street, New York, New York, for the following purposes:

  1.
  To elect two (2) Class II directors to serve for a three year term and until their successors are duly elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 29, 2003; and

  3.
  To transact such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 14, 2003 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. You may vote in person at the meeting or by completing and mailing the enclosed proxy card.

                      By the order of the Board of Directors,

                      Alan M. Mandel
                       Chief Financial Officer, Executive Vice President of Finance, Secretary and Treasurer

New York, New York
April 22, 2003

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit your vote according to the instructions on the enclosed proxy card as promptly as possible so your shares can be voted at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a proxy issued in your name from the record holder.

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
1114 FIRST AVENUE
NEW YORK, NY 10021

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This Proxy Statement is being furnished by the Board of Directors of The Smith & Wollensky Restaurant Group, Inc. (the "Company", "we" or "us") in connection with its solicitations of proxies for use at our Annual Meeting of Stockholders and at any adjournment or postponement thereof. The Annual Meeting will be held at Park Avenue Cafe, 100 East 63rd Street, New York, NY, on Thursday, May 22, 2003, at 10:00 a.m., New York City time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the accompanying Proxy are first being mailed to stockholders is April 24, 2003.

        Our Annual Report to Stockholders, including the Annual Report on Form 10-K which was filed with the Securities and Exchange Commission (the "SEC") and which contains our financial statements for the fiscal year ended December 30, 2002, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. We will provide to each beneficial owner of our securities who does not receive this mailing a copy of our Annual Report on Form 10-K for fiscal 2002, including the financial statements and schedules thereto, without charge, upon receipt of a written request from such owner. Such request should be sent to Lauren Felice, RF Binder Partners, 625 Madison Avenue, New York, NY 10022. Additionally, our Annual Report on Form 10-K is available on the SEC's website at http:/ /www.sec.gov.

Record Date and Share Ownership

        Only stockholders of record at the close of business on April 14, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. We have one class of securities issued and outstanding, which is designated as common stock, $0.01 par value per share (the "Common Stock"). As of the Record Date, 40,000,000 shares of Common Stock were authorized and 9,354,266 shares were issued and outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to us at our principal offices (Attention: Samuel Goldfinger) a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the meeting and voting in person.

Solicitation of Proxies

        The Company will bear the cost of this solicitation of proxies. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, facsimile, electronic transmission or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

Voting

        On all matters, each share of our Common Stock has one vote. Directors will be elected by a plurality vote of the shares of our Common Stock present or represented and entitled to vote at the Annual Meeting. Accordingly, the two candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact on the election of directors once a quorum is present. See "Quorum; Abstentions; Broker Non-Votes." Ratification of the independent auditors of the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections who will be a representative from American Stock Transfer & Trust Company. The Inspector of Elections will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

        The Inspector will treat shares that are voted WITHHELD or ABSTAIN and broker non-votes as being present and entitled to vote for purposes of determining the presence of a quorum, but not as votes in favor of approving any matter submitted to the stockholders for a vote. Broker non-votes are shares held by a broker as to which the broker is not empowered to vote on any proposals. Broker non-votes will not be counted for purposes of determining the number of votes cast with respect to a particular proposal. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; and (ii) the ratification of KPMG LLP, as our independent public accountants for the fiscal year ending December 29, 2003. As to other matters properly presented, if any, to be voted upon, the person designated as proxy will take such actions as described under the heading "Other Matters." It is not expected that any other matters will be presented at the Annual Meeting.

PROPOSAL ONE

ELECTION OF TWO CLASS II DIRECTORS

        Our Board of Directors, the size of which is set at eight members, currently consists of seven members divided into three classes as follows:

  •
  Class I consists of Jay M. Green and Richard S. LeFrak;

  •
  Class II consists of Robert D. Villency and Eugene I. Zuriff; and

  •
  Class III consists of Alan N. Stillman, James M. Dunn and Thomas H. Lee.

        The following information is submitted concerning our directors:

Name of Director	Age	Director Since	Term Expires At Annual Meeting to be Held In
James M. Dunn	47	1996	2004
Jay M. Green	55	1999	2005(1)
Thomas H. Lee	59	1997	2004
Richard S. Lefrak	57	1997	2005
Alan N. Stillman	66	1997	2004
Robert D. Villency	64	2002	2003
Eugene I. Zuriff	64	1997	2003

(1)
Mr. Green has informed the Company that he intends to resign from the Board of Directors for personal reasons immediately following the Annual Meeting. The Board of Directors will endeavor to fill this vacancy as soon as practicable.

        At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified or until they sooner die, resign or are removed. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

        It is proposed that each of the nominees listed below be elected to hold office until the 2006 annual meeting of stockholders and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees specified below, who currently serve as directors with terms extending to the 2003 Annual Meeting and until their successors are elected and qualified. If either such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted for the other nominee only, leaving a vacancy. Alternatively, the size of the Board of Directors may be reduced so that there is no vacancy. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected as a director.

Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting

        Robert D. Villency has been a director since January 2002. Mr. Villency is, and has been since 1965, Chief Executive Officer of Maurice Villency, Inc., one of the largest contemporary retail furniture businesses in the United States. He was Chief Executive Officer of Roche Bobois USA,  Ltd., a franchiser of 31 retail stores throughout the United States and Canada, selling contemporary, high-end furniture, from 1974 until 2001. He is also a director of Roche Bobois and Chairman of Maurice Villency, Inc. Mr. Villency is a director of The National Alliance to End Homelessness.

        Eugene I. Zuriff has been a director since October 1997. He has been a financial, expansion and legal consultant to us since February 1997 and is actively involved in financing, lease negotiations, retail sales development and marketing activities for our new restaurants. From 1988 to 1997, Mr. Zuriff was the New York representative of Multi Commercial Bank in Geneva, Switzerland. He was Executive Vice President of Century Business Credit from 1969 to 1988 and in 1988 became Founding Director and Member of the Executive Committee of the Commercial Bank of New York. Mr. Zuriff is also a director of Doral Bank, FSB. Mr. Zuriff served as Chairman and Senior Chairman of the Health Care Chaplaincy.

        THE CLASS I AND CLASS III MEMBERS OF THE BOARD OF DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS II NOMINEES LISTED ABOVE.

Directors Continuing in Office Until the 2004 Annual Meeting

        Alan N. Stillman, our founder, has been our Chairman and Chief Executive and a director since 1997, and was our President from 1977 to 1997. He developed and founded his first restaurant, T.G.I. Fridays, in 1965. In 1975, Mr. Stillman sold his interests in the concept and focused on the high-end market, founding Smith & Wollensky in 1977. Mr. Stillman has also served as a director of Meals on Wheels USA for over 20 years.

        James M. Dunn has been our President since May 1997, a director since January 1996, and our Chief Operating Officer since May 2001. He served as our Executive Vice President of Development from 1995 through 1997. Prior to his employment with us, from 1991 to 1995 Mr. Dunn was the Executive Vice President of House of Blues, Inc. responsible for all operations. From 1987 to 1991, Mr. Dunn was the director of European Operations for the Hard Rock Cafe.

        Thomas H. Lee has been a director since 1997. Mr. Lee founded the Thomas H. Lee Company in 1974. The Thomas H. Lee Company and its affiliated funds invest private equity capital in growing companies and have raised more than $14.0 billion of private equity funds, including its latest fund, Thomas H. Lee Equity Fund V, L.P. Mr. Lee serves as a director of Finlay Fine Jewelry Corporation, Metris Companies, Inc., Miller Import Corporation, Vail Resorts, Inc., Vertis Holdings, Inc., and Wyndham International, Inc.

Directors Continuing in Office Until the 2005 Annual Meeting

        Richard S. LeFrak has been a director since 1997. Mr. LeFrak has been the President of LeFrak Organization, Inc., a diversified, privately held company active in major residential and commercial real estate development projects, oil and gas exploration, finance and entertainment production, since 1975. Mr. LeFrak is also a director of Sequa Corporation, a company listed on the New York Stock Exchange.

Other Directors

        Jay M. Green has been a director since 1999. Mr. Green has informed the Company that he intends to resign from the Board of Directors for personal reasons immediately following the Annual Meeting. Mr. Green was Executive Vice President and Chief Financial Officer of Culbro Corporation, a diversified consumer and industrial products and services company listed on the New York Stock Exchange, from November 1998 to December 1999. Mr. Green is currently a private investor. From 1981 to 1988, Mr. Green was employed by Columbia Pictures, a unit of The Coca Cola Company. From

1969 through 1981, Mr. Green was with Price Waterhouse in New York where he supervised audit examinations of large domestic and international companies.

Board Meetings and Committees

        Our Board of Directors held a total of six meetings during the fiscal year ended December 30, 2002. No director serving throughout fiscal year 2002 attended fewer than 83% of the total number of meetings of the Board of Directors and no director serving throughout fiscal year 2002 attended fewer than 100% the total number of meetings held by all committees of the Board upon which such director served. The Board of Directors does not have a standing Nominating Committee. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

        The Audit Committee consists of Messrs. Green, Villency and Lee. The Audit Committee reviews our internal accounting procedures, consults with and reviews the services provided by our independent accountants and makes recommendations to the Board of Directors regarding the selection of independent accountants. Each of these directors is "independent" as required by applicable National Association of Securities Dealers' listing standards. The Audit Committee held two meetings during fiscal year 2002 and also participated in quarterly conferences with KPMG LLP. For additional information concerning the Audit Committee, see "Report of the Audit Committee of the Board of Directors." Mr. Green has informed the Company that he intends to resign from the Audit Committee for personal reasons immediately following the Annual Meeting. The Board of Directors will endeavor to fill this vacancy as soon as practicable.

        The Compensation Committee consists of Messrs. Lee and LeFrak. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans. The Compensation Committee held one meeting during fiscal year 2002. For additional information concerning the Compensation Committee, see "Report of the Compensation Committee of the Board of Directors."

Director Compensation

        During fiscal 2002, our directors did not receive any cash compensation for their services as directors. We reimburse directors for out-of-pocket expenses incurred in connection with attending Board of Director meetings. During fiscal 2001, we granted options to our three non-employee directors who are not beneficial owners of greater than 5% of our stock. Mr. LeFrak, Mr. Green and Mr. Zuriff each received options to purchase 5,000 shares of Common Stock in connection with their services as directors. The options vest as to 1,000 shares on each of July 9, 2002, July 9, 2003, July 9, 2004, July 9, 2005 and July 9, 2006. Employee directors received compensation only as employees of the Company. We have director and officer indemnification insurance policies. These policies run from November 14, 2002 through November 14, 2003, at a total cost of $337,419.

EXECUTIVE OFFICERS

        The Company's non-director executive officers are as follows:

        Alan M. Mandel, 57, has been our Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary since August 2000. He was Chief Financial Officer for C.A. Muer, an operator of upscale seafood restaurants, from 1998 to 2000. From 1993 to 1998, Mr. Mandel was Chief Financial Officer of Ogden Entertainment Services.

        David P. Terry, 46, has been our Executive Vice President since April 2001. He was Director of Operations for Gibsons LLC, an operator of upscale steak and seafood restaurants, from 1999 to 2001. Mr. Terry was responsible for the planning for, and management and profitability of, three of Gibsons LLC's restaurants. From 1993 to 1999 he was Vice President of Development for Planet Hollywood International Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth all compensation earned during fiscal years 2002, 2001 and 2000 by our Chief Executive Officer and each of our other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2002 and whose annual compensation exceeded $100,000 for the period.

	Annual Compensation							Long-Term Compensation
								Awards		Payouts
Name and Principal Positions	Fiscal Year	Salary			Bonus		Other Annual Compensation	Securities Underlying Options		All Other Compensation
Alan N. Stillman Chief Executive Officer	2002 2001 2000	$ $ $	724,500 690,000 690,000	(1)	$ $	90,000 275,000	$147,096(2)	131,667(3 100,000(4	) )	$ $ $	9,827(5 9,577(5 9,577(5	) ) )
James M. Dunn President and Chief Operating Officer	2002 2001 2000	$ $ $	420,000 458,600 356,000		$ $	75,000 50,000	$12,000(6)	188,667(3 150,000(4	) )	$ $ $	6,105(7 5,918(7 5,918(7	) ) )
Alan M. Mandel(8) Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary	2002 2001 2000	$ $ $	220,500 210,000 81,900		$ $	27,500 10,000		50,000(3 50,000(4	) )	$ $ $	4,536(9 27,361(9 7,500(9	) ) )
David P. Terry Executive Vice President	2002 2001 2000	$ $	215,000 165,500			$25,000		20,000		$ $	3,808(10 1,509(10	) )

(1)
Mr. Stillman deferred payment until fiscal 2003 of $34,500 of his salary for fiscal 2002.

(2)
Represents payments made to Mr. Stillman pursuant to his non-competition agreement.

(3)
Represents grants of stock options on September 5, 2002 pursuant to an option exchange program (the "Option Exchange Program") that the Company initiated in February 2002 in order to allow employees, officers and directors to cancel all or some stock options to purchase our Common Stock having an exercise price greater than $5.70 per share granted under our 1996 Stock Option Plan, our 1997 Stock Option Plan and our 2001 Stock Incentive Plan (the "2001 Stock Incentive

  Plan") in exchange for new options granted under the 2001 Stock Incentive Plan. Under the Option Exchange Program, the new options were issued on September 5, 2002 with an exercise price of $3.88. The exercise price of each option received under the exchange program equaled 100% of the price of the Company's Common Stock on the date of grant of the new options, determined in accordance with the terms of the 2001 Stock Incentive Plan. Mr. Stillman received options under the exchange program with an exercise price of $4.27, or 110% of the fair market value of the Company's Common Stock on the date of grant. The new options vest over periods ranging from four months to five years, in accordance with the vesting schedule of the cancelled options. The Company structured the Option Exchange Program in a manner that did not result in any additional compensation charges or variable award accounting.

(4)
These options were cancelled in February 2002 in conjunction with the Option Exchange Program as discussed in footnote (3) above.

(5)
Includes 401(k) matching contributions of $5,500, $5,250 and $5,250 in 2002, 2001 and 2000, respectively, group term life insurance payments of $1,327 in 2002, 2001 and 2000, respectively, and additional cash payments of $3,000 in 2002, 2001 and 2000, respectively.

(6)
Represents payments made to Mr. Dunn for miscellaneous tax and financial advice pursuant to his employment agreement.

(7)
Includes 401(k) matching contributions of $4,125, $3,938 and $3,938 in 2002, 2001 and 2000, respectively, and group term life insurance payments of $1,980 in each of 2002, 2001 and 2000.

(8)
In August 2000, Mr. Mandel became our Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary.

(9)
Includes 401(k) matching contributions of $3,150, and $1,090 in 2002 and 2001, respectively, and group term life insurance payments of $1,386 and $1,271 in 2002 and 2001, respectively. Also includes mortgage payments of $25,000 and $7,500 made on Mr. Mandel's behalf in 2001 and 2000, respectively.

(10)
Includes 401(k) matching contributions of $2,481 and $735 in 2002 and 2001, respectively, and group term life insurance payments of $1,327 and $774 in 2002 and 2001, respectively.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning grants of stock options to each of the executive officers named in the Summary Compensation Table and Mark K. Levine, a former executive officer, during fiscal year 2002. All options granted to these persons in the last fiscal year were granted under our Option Exchange Program which is described above in footnote (3) under the Summary Compensation Table. The percent of the total options set forth below is based on an aggregate of 454,700 options granted to employees and issued under the Option Exchange Program during fiscal year 2002.

	Individual Grants
			% of Total Options Granted to Employees During Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted
Name				Exercise Price Per Share
						Expiration Date	5%	10%
Alan N. Stillman(2)	131,667	(3)	29.0%	$4.27	(4)	September 5, 2012	$269,930	$762,836
James M. Dunn(2)	188,667	(5)	41.5%	$3.88		September 5, 2012	$460,366	$1,166,658
Mark K. Levine(2)(6)	19,167		4.2%	$3.88		September 5, 2012	$46,767	$118,517
Alan M. Mandel(2)	50,000	(7)	11.0%	$3.88		September 5, 2012	$122,006	$309,186

(1)
Potential realizable value represents hypothetical gains that could be achieved for the options if the options were exercised at the end of the option term assuming that the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% over the option term (ten years) and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

(2)
The option grants identified above are grants that the Company initiated and completed pursuant to the Option Exchange Program described above in footnote (3) under the Summary Compensation Table.

(3)
Mr. Stillman's options vested as to 51,667 shares as of December 31, 2002 and vest as to 20,000 shares on each of May 23, 2003, May 23, 2004, May 23, 2005 and May 23, 2006.

(4)
Mr. Stillman received options under the Option Exchange Program with an exercise price of $4.27, or 110% of the fair market value of the Company's Common Stock on the date of grant.

(5)
Mr. Dunn's options vested as to 68,667 shares as of December 31, 2002 and vest as to 30,000 shares on each of May 23, 2003, May 23, 2004, May 23, 2005 and May 23, 2006.

(6)
Mr. Levine was our Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary prior to August 2000. Mr. Levine's option vested as to 19,167 shares as of December 31, 2002.

(7)
Mr. Mandel's option vested as to 10,000 shares as of September 5, 2002 and vests as to 10,000 shares on each of May 23, 2003, May 23, 2004, May 23, 2005 and May 23, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information concerning option exercises in fiscal year 2002 and exercisable and unexercisable stock options held by our executive officers named in the Summary Compensation Table and Mark K. Levine, a former executive officer, at December 30, 2002. The value of unexercised in-the-money options is based on a value of $3.50 per share, the fair market value of our Common Stock as of December 30, 2002, the last trading day of fiscal year 2002, less the actual per share exercise prices, multiplied by the number of shares underlying the option. All options were granted under our 2001 Stock Incentive Plan.

			Number of Securities Underlying Unexercised Options at December 30, 2002		Value of Unexercised In-the-Money Options at December 30, 2002
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alan N. Stillman(1)	0	$0	51,667	80,000	$0	$0
James M. Dunn(1)	0	$0	68,667	120,000	$0	$0
Mark K. Levine(1)	0	$0	20,167	4,000	$0	$0
Alan M. Mandel(1)	0	$0	10,000	40,000	$0	$0
David P. Terry	0	$0	4,000	16,000	$0	$0

(1)
The unexercised options include options granted pursuant to the Option Exchange Program which is described above in footnote (3) under the Summary Compensation Table.

10-Year Option Repricings

        The following table sets forth information concerning the participation of the Company's executive officers named in the Summary Compensation Table and Mark K. Levine, a former executive officer, in the Option Exchange Program described above under footnote (3) of that table.

Name	Date	Number of Securities Underlying Options Repriced(1)	Market Price of Common Stock at Time of Repricing	Exercise Price at Time of Repricing(1)	New Exercise Price(1)	Length of Original Option Term Remaining at Date of Repricing(1) (Years)
Alan N. Stillman(1) Chief Executive Officer	September 5, 2002	25,000 6,667 100,000	$3.88	$10.00 12.00 9.35	$4.27	3.36 5.48 8.73
James M. Dunn(1) President and Chief Operating Officer	September 5, 2002	32,000 6,667 150,000	$3.88	$10.00 12.00 8.50	$3.88	3.36 5.48 8.73
Mark K. Levine(1) Former Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary	September 5, 2002	12,500 6,667	$3.88	$10.00 12.00	$3.88	3.36 5.48
Alan M. Mandel(1) Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary	September 5, 2002	50,000	$3.88	$8.50	$3.88	8.73

(1)
The Option Exchange Program (which is described above in footnote (3) under the Summary Compensation Table) determined the terms and conditions associated with these cancellations and new awards. The new options have ten year terms.

Equity Compensation Plan Information

        The following table sets forth information concerning all equity compensation plans of the Company and whether or not the plans were approved by the stockholders as of December 30, 2002.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by Security holders	726,033	$4.56	882,800	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	726,033	$4.56	882,800	(1)

(1)
Represents, as of December 30, 2002, 500,000 shares reserved for sale pursuant to the Company's. Employee Stock Purchase Plan (which the Company has not yet implemented), and 382,800 shares reserved for future grants under the Company's 2001 Stock Incentive Plan. The Company's 2001 Stock Incentive Plan provides that the maximum number of shares of Common Stock available for issuance is 583,333, increased by 4% of the total number of issued and outstanding shares of Common Stock (including shares held in treasury) as of the close of business on December 31 of the preceding year on each January 1, beginning January 1, 2002, during the term of the 2001 Stock Incentive Plan. However, the number of shares available for all grants under the 2001 Stock Incentive Plan is limited to 11% of the Company's issued and outstanding shares of capital stock on a fully-diluted basis.

Employment and Non-Competition Agreements

        Alan N. Stillman.    On May 1, 2001, we entered into an amended and restated employment agreement with Alan Stillman, our Chief Executive Officer, pursuant to which Mr. Stillman will serve as our Chief Executive Officer until May 29, 2006. The agreement provides that Mr. Stillman is entitled to a base salary of $690,000 per year, subject to annual cost of living increases. In addition, Mr. Stillman is entitled to customary employee benefits and may receive a yearly bonus equal to up to 50% of his base salary, depending on certain bonus targets to be set by our Board of Directors. For the fiscal years 2001 and 2002, such bonus targets were based on our earnings before income, taxes, depreciation and amortization. Mr. Stillman's employment agreement may be terminated by us at any time with or without cause. This agreement may also be terminated by Mr. Stillman at any time with 15 business days notice or for "good reason," effective upon written notice to us. If Mr. Stillman is terminated without cause or terminates for "good reason," he is entitled to a severance payment equal to his monthly base salary multiplied by the greater of the number of months remaining in the initial five year term or twelve months, plus insurance benefits for the period that he receives such severance payment and certain fringe benefits for the balance of the employment term. Pursuant to the agreement, if Mr. Stillman's employment as Chief Executive Officer is not renewed at the end of the five year term under mutually acceptable terms, Mr. Stillman may, at his option, act as a consultant to us concerning our business, affairs, creative direction and management for five years at a salary of $150,000 per year plus benefits.

        We have also entered into a non-competition agreement with Mr. Stillman. This agreement requires Mr. Stillman to keep our proprietary information confidential for a period of six years from the date of the agreement, or, if the employment agreement is extended beyond the initial five year term or if Mr. Stillman becomes our consultant pursuant to his employment agreement, the date which is one year after his termination as our employee or consultant, as the case may be. In consideration of this agreement, we are required to pay Mr. Stillman $36,774 at the end of each fiscal quarter in 2002, 2003 and 2004. The agreement also contains a provision pursuant to which Mr. Stillman will not engage in any business which owns, operates or manages one or more high end steak restaurants which operate within a five mile radius of any of our owned or managed restaurants during the term of this agreement, and for a period of one year after Mr. Stillman's employment is terminated, or for a period of one year after the end of Mr. Stillman's service as a consultant, whichever is later, provided that the restriction will not end prior to five years after the date of the agreement.

        James M. Dunn.    On May 1, 2001, we entered into an employment agreement with James M. Dunn, pursuant to which Mr. Dunn will serve as our President and Chief Operating Officer until May 1, 2006. The agreement provides that Mr. Dunn is entitled to a base salary of $400,000 per year, subject to annual cost of living increases. In addition, pursuant to the agreement, Mr. Dunn is entitled to customary employee benefits and may receive a yearly bonus equal to up to 75% of his base salary, depending on certain bonus targets to be set by our Board of Directors. For the fiscal years 2001 and 2002, such bonus targets were based on our earnings before interest, taxes, depreciation and amortization. Mr. Dunn's employment agreement may be terminated by us at any time with or without cause. This agreement may also be terminated by Mr. Dunn for any reason at any time with 15 business days notice, or for "good reason", effective upon written notice to us. If Mr. Dunn is terminated without cause or terminates for "good reason", he is entitled to a severance payment equal to two years base salary plus insurance benefits paid on a monthly basis. The agreement requires Mr. Dunn to keep our proprietary information confidential during the term of this agreement and thereafter. The agreement also contains a non-competition provision, pursuant to which Mr. Dunn will not engage in any business which is competitive with us within a five mile radius of any our owned or managed restaurants during the term of this agreement and for a period of one year after Mr. Dunn's employment is terminated by us with cause or by Mr. Dunn without "good reason", or for a period of one year after certain termination payments are made, if Mr. Dunn is terminated by us without cause or by Mr. Dunn with "good reason". If Mr. Dunn is terminated by us without cause, or if he terminates with "good reason", he may elect to forego the receipt of termination payments, in which case we must release him from this non-competition covenant.

2001 Stock Incentive Plan

        General.    The 2001 Stock Incentive Plan provides for the granting of options to purchase shares of our Common Stock and stock awards. Options may be incentive stock options, as defined in Section 422 of the Internal Revenue Code (the "Code"), granted only to our employees (including officers who are also employees) or non-qualified stock options granted to our employees, directors, officers and consultants. Stock awards may be granted to employees of, and other key individuals engaged to provide services to, the Company and its subsidiaries. The 2001 Stock Incentive Plan was adopted and approved by our directors in March 2001 and our stockholders in April 2001.

        Administration.    The 2001 Stock Incentive Plan may be administered by our Board of Directors or by our Compensation Committee, either of which may decide who will receive stock option or stock awards, the amount of the awards, and the terms and conditions associated with the awards. These include the price at which stock options may be exercised, the conditions for vesting or accelerated vesting, acceptable methods for paying for shares, the effect of corporate transactions or changes in control, and the events triggering expiration or forfeiture of a participant's rights. The maximum term for stock options may not exceed ten years, provided that no incentive stock options may be granted to any employee who owns ten percent or more of the Company with a term exceeding five years.

        Limits on Plan Awards.    The maximum number of shares of Common Stock available for issuance under the 2001 Stock Incentive Plan is 583,333 shares, increased by 4% of the total number of issued and outstanding shares of Common Stock (including shares held in treasury) as of the close of business on December 31 of the preceding year on each January 1, beginning with January 1, 2002, during the term of the 2001 Stock Incentive Plan. However, the number of shares available for all grants under the 2001 Stock Incentive Plan is limited to 11% of the Company's issued and outstanding shares of capital stock on a fully-diluted basis. Accordingly, the maximum number of shares of Common Stock available for issuance is 382,800 shares. In addition, not more than 583,333 shares are available for grants of incentive stock options under the 2001 Stock Incentive Plan, and options may not be granted to any individual with respect to more than 500,000 total shares of Common Stock in any single taxable year (taking into account options that were terminated, repriced, or otherwise adjusted during such taxable year).

        Recapitalization; reorganization; change of control.    The 2001 Stock Incentive Plan provides that proportionate adjustments shall be made to the number of authorized shares which may be granted under the 2001 Stock Incentive Plan and as to which outstanding options, or portions of outstanding options, then unexercised shall be exercisable as a result of increases or decreases in the Company's outstanding shares of common stock due to reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, such that the proportionate interest of the holder shall be maintained as before the occurrence of such event. Upon the sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including by way of a merger or consolidation or a Change in Control of the Company, as defined in the 2001 Stock Incentive Plan, our Board of Directors shall have the power and the right to accelerate the exercisability of any options.

        Termination or amendment.    Unless sooner terminated by our Board of Directors, the 2001 Stock Incentive Plan will terminate on April 30, 2011, ten years from the date on which the 2001 Stock Incentive Plan was adopted by our Board of Directors. Our Board of Directors may, at any time, terminate the 2001 Stock Incentive Plan or make any modifications or amendments to the 2001 Stock Incentive Plan as it shall deem advisable so long as such modification or amendment does not conflict with the contractual obligations of the Company. Our Board of Directors may not, however, increase the maximum number of shares for which options or awards may be granted without the approval by the vote of a majority of the stockholders or make any other change to the 2001 Stock Incentive Plan which requires stockholder approval under applicable law or regulation. All options granted under the 2001 Stock Incentive Plan shall terminate immediately prior to the dissolution or liquidation of the Company; provided, that prior to such dissolution or liquidation, the vesting of any option shall automatically accelerate as if such dissolution or liquidation is deemed a Change of Control, as defined in the 2001 Stock Incentive Plan.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee consists of Messrs. Lee and Lefrak. During fiscal year 2002, Mr. Stillman, our Chairman and Chief Executive Officer, served on our Compensation Committee. Mr. Stillman resigned from the Compensation Committee in October, 2002. Mr. Stillman controls several entities with whom we do business as more fully set forth in "Certain Relationships and Related Transactions".

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS (1)

Introduction

        The Compensation Committee of the Board of Directors establishes the Company's general compensation policies, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain of the Company's key objectives by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management, and by providing rewards for exceeding those goals.

Compensation Programs

        Annual Base Salary.    The Committee establishes base salaries for executive officers. Base pay increases vary according to individual contributions to the Company's success and comparison to similar positions within the Company and at other comparable companies.

        Annual Cash Bonuses.    The Committee evaluates each executive officer individually to determine a bonus for the fiscal year based on performance criteria. These criteria include achieving key financial targets and operational performance standards in such executive's area of responsibility as well as with respect to the Company's general financial performance.

        Stock Options.    The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company's long-term, performance-based compensation program. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. The Company generally grants options that become exercisable over a five-year period as a means of encouraging executives and other employees to remain with the Company and to promote its success. Options granted to the Company's executive officers and other employees have exercise prices equal to or above the fair market value of the Company' Common Stock at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the Compensation Committee. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodically additional stock options may be granted within the comparable range for the job to reflect the executive's ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals. Due to the financial upheaval in the hospitality industry and other severe market conditions negatively affecting the Company in early 2002, the Committee approved and implemented the Option Exchange Program described above in footnote (2) under the Summary Compensation Table.

        Other Compensation Programs.    In addition to the foregoing, officers participate in compensation plans available to all employees, including the Company's 401(k) retirement plan. The Company matches up to 50% of its employees' contributions to the 401(k) plan, up to and including the first 3% of each employee's compensation.

Compensation Limitations

        The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to its executive officers. Under Section 162(m) of the Internal

Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Committee has determined that none of the current compensation paid to executive officers is subject to the non-deductibility restrictions of Section 162(m).

Chief Executive Officer Compensation

        Alan N. Stillman, the founder of the Company, is its Chief Executive Officer and Chairman of our Board of Directors. Mr. Stillman's compensation is determined in accordance with the terms of his employment agreement. Pursuant to the terms of this agreement, Mr. Stillman is entitled to a base salary of $690,000 per year, subject to annual cost of living increases, as well as a yearly bonus of up to 50% of his base salary, depending on certain bonus targets set by the Board of Directors and the Compensation Committee. For fiscal year 2002, the bonus targets were, and for fiscal year 2003 the bonus targets will be, based on the Company's earnings before income taxes, depreciation and amortization.

        The Committee's criteria for determining Mr. Stillman's compensation are driven by several factors: the competitive marketplace, his relative ownership interest in the Company and, most importantly, his performance. The Committee believes that Mr. Stillman performed well throughout fiscal year 2002, a particularly challenging period for the Company. He continues to demonstrate highly effective leadership and vision. In fiscal year 2002, Mr. Stillman was compensated in accordance with the terms of his employment agreement.

Conclusion

        All aspects of the Company's executive compensation are subject to change at the discretion of the Committee in reaction to and in recognition of the rapidly changing circumstances of the current marketplace. The Committee will monitor the Company's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with the Company's annual and long-term strategic objectives.

Respectfully Submitted By:
THE COMPENSATION COMMITTEE
Thomas H. Lee Richard S. LeFrak

Dated: April 22, 2003

(1)
The material in this report is not "soliciting material" and is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCK PERFORMANCE GRAPH (1)

        The graph below shows the cumulative total stockholder return on our Common Stock over the period from May 23, 2001 (the first trading day of our Common Stock) to December 30, 2002, as compared with that of the Nasdaq Stock Market Index and the Nasdaq stocks in the standard industry classification 5800-5899, based on an initial investment of $100 in each on May 23, 2001. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period and assumes reinvestment of dividends. During fiscal year 2002, the Company paid no dividends. The Company's stock price performance shown in the following graph is not indicative of future stock price performance.

(1)
The material in this graph is not "soliciting material" and is not deemed filed with the SEC, and the graph is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of April 14, 2003, certain information with respect to the beneficial ownership of our Common Stock by (i) any person, known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and each nominee seeking to become one of our directors, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all of our current executive officers and directors as a group. Except as otherwise indicated, subject to community property laws, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of the Company.

Names and Addresses of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)		Percent of Common Stock Outstanding
Alan N. Stillman	1,539,619	(3)	16.3%
James M. Dunn	110,667	(4)	1.2%
Alan M. Mandel	26,500	(5)	*
David P. Terry	5,000	(6)	*
Robert D. Villency	8,760		*
Eugene I. Zuriff	34,333	(7)	*
Jay M. Green	3,000	(8)	*
Thomas H. Lee c/o Thomas H. Lee Company 75 State Street Boston, MA 02109	1,059,700	(9)	11.3%
Richard S. LeFrak	7,908	(10)	*
Thomas H. Lee Equity Partners, L.P. c/o Thomas H. Lee Company 75 State Street Boston, MA 02109	874,940	(11)	9.4%
Granite c/o Granite Capital International Group 126 East 56th Street New York, NY 10022	708,700	(12)	7.6%
All directors and executive officers as a group (9 persons including the above)	2,795,487		29.2%

*
Represents less than 1% of the outstanding shares of Common Stock.
(1)
Unless otherwise indicated, the address of each officer, director and 5% stockholder is c/o The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, New York, NY 10021.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares and percentage of outstanding Common Stock beneficially owned by a person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days of April 14, 2003, are deemed outstanding. Such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(3)
Includes 107,500 shares owned by Stillman's First, Inc., 348,191 shares held by La Cite, Inc., 395,070 shares held by White & Witkowsky, Inc. and 385,400 shares held by Thursdays Supper Pub, Inc. Includes options to purchase 71,667 shares of Common Stock. Mr. Stillman has shared voting and investment power over the shares held by Stillman's First, Inc. Does not include 90,754 shares held by the Donna Stillman Trust.
(4)
Includes options to purchase 98,667 shares of Common Stock.

(5)
Includes 1,500 shares held by a member of Mr. Mandel's family. Also includes options to purchase 20,000 shares of Common Stock.
(6)
Includes options to purchase 4,000 shares of Common Stock.
(7)
Includes 6,000 shares held by Mr. Zuriff's individual retirement account. Does not include 5,000 shares held by a member of Mr. Zuriff's family. Also includes options to purchase 9,333 shares of Common Stock.
(8)
Includes options to purchase 1,000 shares of Common Stock.
(9)
Includes 874,940 shares held by Thomas H. Lee Equity Partners, L.P. ("THLP") and 184,760 shares held by Thomas H. Lee Investors, Limited Partnership. Mr. Lee disclaims beneficial ownership of such shares. Mr. Lee is the general partner of THL Equity Advisors Limited Partnership ("THL Advisors"), which is the general partner of THLP, and is also the general partner of Thomas H. Lee Investors, Limited Partnership. Mr. Lee is also one of our directors.
(10)
Includes options to purchase 1,000 shares of Common Stock.
(11)
The Schedule 13G dated May 22, 2001 and filed by THLP discloses shared voting and investment power with respect to the shares and that due to an existing arrangement among THLP, THL Advisors and THL Equity Trust ("THL Trust"), THL Advisors and THL Trust could each be deemed to beneficially own the shares held by THLP. THL Advisors and THL Trust each disclaim beneficial ownership of such shares.
(12)
The Schedule 13G dated September 19, 2001 and filed by Granite Capital, L.P. ("Granite"), Granite Capital II, L.P. ("Granite II"), Granite Capital Opportunity Fund L.P. ("Granite Opportunity"), Granite Capital Opportunity Fund II, L.P. ("Granite Opportunity II"), Granum Value Fund ("Granum Value"), Granite Capital, L.L.C. ("Granite L.L.C."), Granum Capital Management, L.L.C. ("Granum Management"), Lewis M. Eisenberg and Walter F. Harrison, III states that each of the foregoing may be deemed to beneficially own various amounts of the 708,700 shares and discloses shared voting and investment power with respect to the shares. The Schedule 13G also states that Granite L.L.C., the general partner of Granite, Granite II, Granite Opportunity and Granite Opportunity II, and the investment manager to Granite Overseas Limited ("Granite Overseas"), has the power to direct the investment activities of Granite, Granite II, Granite Opportunity, Granite Opportunity II and Granite Overseas, including decisions with respect to the receipt of dividends and the disposition of the proceeds from the sale of shares of Common Stock. The Schedule 13G also states that Messrs. Eisenberg and Harrison are the managing members of Granite L.L.C., and in that capacity direct its operations. The Schedule 13G also states that Granum Management, the investment adviser to Granum Value, has the power to direct the affairs of Granum Value, including the decisions with respect to the receipt of dividends and the disposition of the proceeds from the sale of shares of Common Stock and that Messrs. Eisenberg and Harrison are the managing members of Granum Management, and in that capacity direct its operations.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely on our review of the copies of such reports received, or written representations from certain reporting persons that no other reports were required, the Company believes that all such persons complied with all Section 16(a) filing requirements in fiscal 2001, except that through inadvertence (i) one report relating to five transactions by Mr. Stillman was not timely filed, (ii) one report relating to five transactions by Mr. Dunn was not timely filed, (iii) one report relating to two transactions by Mr. Zuriff was not timely filed, (iv) one report relating to two transactions by

Mr. Mandel was not timely filed, and (v) the initial report of ownership by David Terry was not timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, security holder who is known by us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than as set forth below and under the heading Executive Compensation.

St. James Associates

        Smith & Wollensky Operating Corp., an entity controlled by our Chairman and Chief Executive Officer, Alan Stillman, is both a limited partner and one of the two general partners of St. James Associates, which owns the Smith & Wollensky restaurant in New York and the rights to the trademarks "Smith & Wollensky" and "Wollensky's Grill." Pursuant to the management agreement with St. James Associates, we were retained to provide management services to the Smith & Wollensky restaurant in New York in exchange for a fee of 2.3% of all restaurant sales. The other general partner of St. James Associates may terminate the agreement in certain circumstances. In 2002, St. James Associates paid $564,000 to the Company for our management services. We keep and maintain the books of account of St. James Associates, and we direct the day-to-day operations of St. James Associates as part of our duties under our management agreement with St. James Associates.

        We have entered into a licensing agreement with St. James Associates which permits us to use the names "Smith & Wollensky" and "Wollensky's Grill", subject to certain limitations and termination rights. We are required to pay a one-time fee to St. James Associates upon the opening of each new restaurant utilizing the licensed names. This fee is equal to the fee that was paid or would have been paid in the previous year (which in 2001 would have been $215,890) increased by the lesser of the annual increase in the Consumer Price Index or 5% of the fee for the preceding year. In addition, we must pay a royalty of 2% of aggregate annual gross restaurant sales and non-restaurant sales (subject to an annual aggregate minimum of $600,000 in 2002, increasing annually in $100,000 increments up to an annual aggregate minimum of $800,000 to be paid in 2004 and each year thereafter). Additionally the license agreement provides for a royalty fee of 1% of annual gross restaurant sales for any new steakhouses opened in the future by us not utilizing the licensed names. If we terminate or default on the license agreement, we are subject to a fee of $2.0 million upon termination or $2.5 million to be paid over four years. In 2002, the Company paid royalty fees of $1.1 million and paid a one time opening fee of $219,240 relating to the opening of the restaurant in Columbus, Ohio to St. James Associates.

        From time to time, we incur costs on behalf of St. James Associates for which we are fully reimbursed. Such costs include, but are not limited to, advertising, public relations and insurance expenditures.

MW Realty Associates

        Smith & Wollensky Operating Corp., an entity controlled by our Chairman and Chief Executive Officer, Alan Stillman, is both a limited partner and one of the two general partners of MW Realty Associates, L.P., the owner of the property on which the Smith & Wollensky restaurant in New York is located. We keep and maintain the books of account of MW Realty Associates at no cost to MW Realty Associates, and we direct the day-to-day operations of MW Realty Associates as part of our duties under our management agreement with St. James Associates.

Consulting Services from Eugene Zuriff

        Eugene Zuriff, one of our directors, has also provided financial legal, expansion and consulting services to us since February 1997 on an at-will basis for which he receives $500 per day plus reimbursement for out of pocket expenses. The Company paid an aggregate of $156,000, including out of pocket expenses, to Mr. Zuriff for such consulting services in 2002.

Transactions with Directors and other Affiliates

        We do not currently contemplate entering into any transactions with any of our affiliates other than those described above. However, in the future, any dealings with our affiliates under the agreements or arrangements described above, or any new contract or other transaction between us and one or more of our directors or other affiliates, or between us and any corporation, firm or association in which one or more of our directors or other affiliates has a material financial interest, will either be approved by our stockholders or by the disinterested members of our board of directors or an appropriate committee of our board of directors, as applicable under the circumstances.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS (1)

        The Audit Committee is comprised solely of independent directors, as defined in the applicable National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors of the Company. As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company's financial reporting process on behalf of the Board of Directors by reviewing the Company's internal accounting procedures, consulting with and reviewing the services provided by the Company's independent accountants and to make recommendations to the Board of Directors regarding the selection of independent accountants.

        The Company's management has primary responsibility for the preparation, presentation and integrity of the Company's financial statements, including the related internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the consolidated financial statements in the Company's Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. KPMG LLP, an independent public accounting firm, is responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for providing other related services to the Company.

        The members of the Audit Committee are not practicing professional accountants or auditors, and their performance of their duties under the Committee's charter are not intended to replicate or to certify the functions performed by management and the independent accountant, nor is it the purpose of the Committee to certify that the independent accountants are "independent" under applicable rules. The Committee exists to serve as board-level oversight through its provision of advice, counsel and direction to management and the accountants on the basis of the information it receives from management and the accountants, discussions with management and the accountants and the experience of the Committee's members in business, financial and accounting matters.

        The Audit Committee discussed with KPMG LLP, the Company's independent accountants, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standard No. 61, (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.

        The Audit Committee discussed with KPMG LLP the overall scope and plans for the audit. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held two meetings during fiscal year ended December 30, 2002 and also participated in quarterly conferences with KPMG LLP.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, including the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2002, which was filed with the Securities and Exchange Commission on March 31, 2003. The Audit

Committee and the Board have also recommended, subject to stockholder ratification, the selection of KPMG LLP as the Company's independent accountants for fiscal year 2003.

                      Respectfully Submitted By:

                      THE AUDIT COMMITTEE
                      Jay M. Green
                      Robert D. Villency
                      Thomas H. Lee

Dated: April 22, 2003

(1)
The material in this report is not "soliciting material," and is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF KPMG LLP
AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
FISCAL YEAR ENDING DECEMBER 29, 2003

        The Audit Committee has recommended, and the Board of Directors has approved, the appointment of KPMG LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 29, 2003. The Board of Directors is asking stockholders to ratify and approve the appointment. Although action by stockholders is not required by law, the Board of Directors believes stockholders should be given the opportunity to express their views in this matter. Notwithstanding the selection or a ratification, the Board of Directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year, if the Board of Directors determines that such a change would be in our and our stockholders' best interest. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection.

        KPMG LLP has audited our consolidated financial statements since the fiscal year ended December 29, 1997. Representatives of KPMG LLP are expected to be present at the annual stockholders' meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of KPMG LLP are also expected to be available to respond to appropriate questions.

        In addition to performing the audit of our consolidated financial statements for fiscal year 2002, KPMG LLP provided various other services during such year. The aggregate fees billed for the fiscal year ended December 31, 2001 and December 30, 2002 for each of the following categories of services are as follows:

	2001	2002
Audit fees, excluding audit related fees, but including quarterly reviews and issuance of a debt compliance certificate	$217,000	$214,000
All other fees
Audit related fees:
Consultation on SEC matters		11,200
Review of S&W Las Vegas LLC financial statements as of and for the year ended December 30, 2002		9,000
Issuance of letters to underwriters, review of registration statements and issuance of consents in connection with the Company's initial public offering	220,000
Tax compliance services	30,000	71,520

Total all other fees	250,000	91,720

Total fees	$467,000	$305,720

        In making its recommendation to ratify the appointment of KPMG LLP as the Company's independent public accountants for fiscal year 2003, the Company has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2003.

TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        Any proposal submitted for inclusion in the Company's Proxy Statement and form of proxy relating to the 2004 Annual Meeting of Stockholders must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act") and must be received at the Company's principal executive offices on or before December 24, 2003. The submission of a proposal does not guarantee that it will be included in the Company's Proxy Statement. In addition, the Company's Amended and Restated By-laws (the "By-laws") include advance notice provisions that require stockholders desiring to bring business before an annual stockholders meeting to do so in accordance with the terms of the advance notice provisions. The By-laws state that for business to be properly brought before the annual meeting by a stockholder, the stockholder must give timely notice thereof to the Company's Secretary. The By-laws provide that, to be timely, each such notice must be given either by personal delivery or by U.S. mail, postage prepaid, to the Company's Secretary not later than sixty (60) days prior to the date set forth in the By-laws for the annual meeting. The By-laws state that the annual meeting may occur on a date designated by the Company's Board of Directors, its Chairman or President. The Company holds its annual meeting during the third week of May. The By-laws set forth the items to be included in the notice. The date for the next annual meeting may be obtained from the Company's Secretary after January 1, 2004. If the Company does not receive notice of a stockholder proposal to be raised at its 2004 Annual Meeting of Stockholders in accordance with the advance notice provisions of the By-laws, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting.

        The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.

OTHER MATTERS

        As of the date of this Proxy Statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters are properly brought before the meeting for action by stockholders, the persons named in the accompanying form of proxy will vote in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with their best judgment with respect to such matters.

        PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE. UNLESS A QUORUM CONSISTING OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE IS REPRESENTED AT THE ANNUAL MEETING, NO BUSINESS CAN BE TRANSACTED. THEREFORE, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

By Order of the Board of Directors of The Smith & Wollensky Restaurant Group, Inc.:

Alan N. Stillman Chief Executive Officer

April 22, 2003

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2003

The undersigned hereby appoints Alan N. Stillman and Alan M. Mandel, or either of them, with power of substitution, Proxies to vote at The Smith & Wollensky Restaurant Group, Inc. Annual Meeting of Stockholders on May 22, 2003, and any adjournments or postponements thereof, all shares of Common Stock of The Smith & Wollensky Restaurant Group, Inc. (the "Company") that the undersigned is entitled to vote at such meeting on matters which may come before the Annual Meeting in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2 AS SET FORTH IN THE PROXY STATEMENT. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS TO BE VOTED ON.

        (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

MAY 22, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK IN AS SHOWN HERE    ☒

					FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS		2.	To ratify the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 29, 2003.	☐	☐	☐
NOMINEES
☐	FOR ALL NOMINEES	☐ Robert D. Villency
		☐ Eugene I. Zuriff	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you with to withhold as shown here: ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	Please check here if you plan to attend the meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. 1114 FIRST AVENUE NEW YORK, NY 10021
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 22, 2003
THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. 1114 FIRST AVENUE NEW YORK, NY 10021
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF TWO CLASS II DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS (1)
STOCK PERFORMANCE GRAPH (1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2003
TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER MATTERS
THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. PROXY CARD
ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2003